EXHIBIT 21.1

SUBSIDIARIES

Name	Jurisdiction of Organization
Accel AB	Sweden
Cole Hersee S de RL de CV	Mexico
CSP-Componentes Semiconductores de Portugal LDA	Portugal
Dongguan Littelfuse Electronics Co., Ltd.	China
H.I. Verwaltungs GmbH	Germany
Hamlin Electronics (Suzhou) Ltd.	China
Hamlin Electronics Europe Ltd.	United Kingdom
Hamlin Electronics GmbH	Germany
IXYS Buckeye, LLC	Delaware
IXYS Global Services GmbH	Germany
IXYS Integrated Circuits Division, LLC	Massachusetts
IXYS Intl Limited	Cayman Islands
IXYS Korea Ltd.	Korea
IXYS IP Holding (Cayman) Limited	Cayman Islands
IXYS Long Beach, Inc.	California
IXYS San Sabastian, S.A.	Spain
IXYS Semiconductor GmbH	Germany
IXYS Investment Holdings GmbH	Germany
IXYS UK Westcode Ltd.	United Kingdom
IXYS Unterstuetzungseinrichtung GmbH	Germany
IXYS USA, LLC	Delaware
IXYS, LLC	Delaware
LF Consorcio S. de R.L. de C.V.	Mexico
LFUS LLC	Delaware
Littelfuse Asia Holding B.V.	Netherlands
Littelfuse Asia Sales B.V.	Netherlands
Littelfuse Asia Technology B.V.	Netherlands
Littelfuse B.V.	Netherlands
Littelfuse Commercial Vehicle LLC	Delaware
Littelfuse Commercial Vehicle Products, Italy S.r.l.	Italy
Littelfuse Concord Semiconductor, Inc.	Taiwan (China)
Littelfuse da Amazonia, Ltda.	Brazil
Littelfuse Electronics (Kunshan) Co., Ltd.	China
Littelfuse Electronics (Shanghai) Co., Ltd.	China
Littelfuse Electronics Taiwan Co., Ltd.	Taiwan (China)
Littelfuse Europe GmbH	Germany
Littelfuse Far East Pte. Ltd.	Singapore
Littelfuse France S.A.S.	France
Littelfuse GmbH	Germany
Littelfuse HK Limited	Hong Kong
Littelfuse Holding GmbH	Germany
Littelfuse Holding Limited	Ireland
Littelfuse Holding, LLC	Delaware
Littelfuse International (Barbados) Inc.	Barbados
Littelfuse International Holding, LLC	Delaware
Littelfuse Italian Holdings S.r.l.	Italy
Littelfuse Italy S.r.l.	Italy

Name	Jurisdiction of Organization
Littelfuse Japan G.K.	Japan
Littelfuse KK	Japan
Littelfuse LT, UAB	Lithuania
Littelfuse Mexico Distribution S. de R.L. de C.V.	Mexico
Littelfuse Mexico Holding LLC	Delaware
Littelfuse Mexico Services, S. de R.L. de C.V.	Mexico
Littelfuse Netherlands B.V.	Netherlands
Littelfuse Operations India Private Limited (formerly known as LFUSE Solutions India Private Limited)	India
Littelfuse Phils, Inc.	Philippines
Littelfuse S. de R.L. de C.V.	Mexico
Littelfuse Semiconductor (Wuxi) Co., Ltd.	China
Littelfuse Singapore (Finance) Pte. Ltd.	Singapore
Littelfuse Triad, Inc.	Korea
Monolith Semiconductor Inc.	Delaware
Pele Technology, Inc.	Delaware
Productos Electromecanicos BAC, S. de R.L. de C.V.	Mexico
RadioPulse, Inc.	Korea
Reaction Tech RE, LLC	Delaware
Reaction Technology Epi, LLC	Delaware
Reaction Technology Incorporated	California
Startco Engineering ULC	Canada
Suzhou Littelfuse OVS Co., Ltd.	China
SymCom, Inc.	South Dakota
Zilog Electronics Philippines, Inc.	Philippines
Zilog, Inc.	Delaware
Zilog Philippines, Inc.	Philippines

2